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                                                                       EXHIBIT 2




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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                           J. C. PENNEY COMPANY, INC.

                           J. C. PENNEY HOLDINGS, INC.

                                       AND

                              JCP MERGER SUB, INC.

                          DATED AS OF JANUARY 23, 2002

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                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I
                                   THE MERGER

SECTION 1.1 THE MERGER ...................................................     2
SECTION 1.2 EFFECTIVE DATE ...............................................     3
SECTION 1.3 CERTIFICATE OF INCORPORATION .................................     3
SECTION 1.4 BY-LAWS ......................................................     4
SECTION 1.5 DIRECTORS ................. ..................................     4
SECTION 1.6 OFFICERS .....................................................     4
SECTION 1.7 ADDITIONAL ACTIONS ...........................................     4
SECTION 1.8 CONVERSION OF SECURITIES .....................................     4
SECTION 1.9 NO SURRENDER OF CERTIFICATES .................................     5

                                   ARTICLE II
                             ACTIONS TO BE TAKEN IN
                           CONNECTION WITH THE MERGER

SECTION 2.1 COMPANY INDEBTEDNESS .........................................     5
SECTION 2.2 ASSUMPTION OF EQUITY COMPENSATION PLANS ......................     6
SECTION 2.3 RESERVATION OF SHARES ........................................     6

                                   ARTICLE III
                              CONDITIONS OF MERGER

SECTION 3.1 CONDITIONS PRECEDENT .........................................     6

                                   ARTICLE IV
                                    COVENANTS

SECTION 4.1 ELECTION OF DIRECTORS ........................................     7
SECTION 4.2 EQUITY COMPENSATION PLANS ....................................     7

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

SECTION 5.1 TERMINATION ..................................................     7
SECTION 5.2 AMENDMENTS ...................................................     8

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

SECTION 5.1 TERMINATION .................................................      7
SECTION 5.2 AMENDMENTS ..................................................      8

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                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

SECTION 6.1 GOVERNING LAW ...............................................      8
SECTION 6.2 COUNTERPARTS ................................................      8
SECTION 6.3 ENTIRE AGREEMENT ............................................      8

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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), entered into as of January 23, 2002, by and among J. C. Penney Company, Inc. a Delaware corporation (the "Company"), J. C. Penney Holdings, Inc., a Delaware corporation ("Holding") and a direct, wholly owned subsidiary of the Company, and JCP Merger Sub, Inc., a Delaware corporation ("Merger Sub") and a direct, wholly owned subsidiary of Holding.

                             PRELIMINARY STATEMENTS

     1. The Company's authorized capital stock consists of (i) 1,250,000,000 shares of common stock of 50(cent) par value per share (the "Company Common Stock"), of which, as of January 18, 2002, 263,972,440 shares were issued and outstanding and 14,100 shares were held in the Company's treasury; and (ii) 25,000,000 shares of preferred stock, without par value, of which, as of January 18, 2002, (a) 1,600,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Company Series A Preferred Stock"), none of which were issued and outstanding, (b) 1,400,000 shares have been designated as Series B ESOP Convertible Preferred Stock (the "Company Series B Preferred Stock" and, with the Company Series A Preferred Stock, the "Company Preferred Stock") of which 605,158.5 shares were issued and outstanding and (c) 22,000,000 shares were undesignated.

     2. Immediately prior to the Effective Date (as defined below), Holding's authorized capital stock shall consist of (i) 1,250,000,000 shares of common stock of 50(cent) par value per share (the "Holding Common Stock"), of which 100 shares will be issued and outstanding to the Company; and (ii) 25,000,000 shares of preferred stock, without par value, of which (a) 1,600,000 shares will have been designated as Series A Junior Participating Preferred Stock (the "Holding Series A Preferred Stock"), none of which will be issued and outstanding, (b) 1,400,000 shares will have been designated as Series B ESOP Convertible Preferred Stock (the "Holding Series B Preferred Stock" and, with the Holding Series A Preferred Stock, the "Holding Preferred Stock"), none of which will be issued and outstanding, and (c) 22,000,000 shares will be undesignated.

     3. As of the date hereof, Merger Sub has an authorized capital stock consisting of 1,000 shares of common stock of 1(cent) par value per share (the "Merger Sub Common Stock"), of which 100 shares are issued and outstanding on the date hereof and owned by Holding.

     4. The designations, rights and preferences, and the qualifications, limitations and restrictions of the Holding Common Stock and the Holding Preferred Stock are the same as those of the Company Common Stock and the Company Preferred Stock, as applicable.

     5. The Certificate of Incorporation of Holding, as amended, (the "Holding Charter") and the Bylaws of Holding, as amended, (the "Holding Bylaws") in effect

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immediately after the Effective Date will contain provisions identical to the
Restated Certificate of Incorporation of the Company, as amended, (the "Company Charter") and Bylaws of the Company, as amended, (the "Company Bylaws") in effect immediately before the Effective Date (other than as required or permitted by Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL")).

     6. The directors and those executive officers comprising the Executive Committee of the Company immediately prior to the effectiveness of the Merger (as hereinafter defined) will be the directors and executive officers (and Executive Committee) respectively of Holding as of the Effective Date.

     7. Holding and Merger Sub are newly formed corporations organized for the sole purpose of participating in the transactions herein contemplated, own no assets and have taken no actions other than those necessary or advisable to organize the corporations and to effect the transactions herein contemplated.

     8. The Company desires to create a new holding company structure by merging Merger Sub with and into the Company, with (a) the Company continuing as the surviving corporation of such merger; (b) each outstanding share (or any fraction thereof) of Company Common Stock being converted in such merger into a like number of shares of Holding Common Stock and (c) each outstanding share (or any fraction thereof) of Company Series B Preferred Stock being converted in such merger into a like number of shares of Holding Series B Preferred Stock, all in accordance with the terms of this Agreement (the "Merger").

     9. The purpose of creating the new holding company structure is to facilitate organizational, operational and strategic decisions for the operations of the Company.

     10. The boards of directors of Holding, Merger Sub and the Company have approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Holding and Merger Sub hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

     SECTION 1.1. THE MERGER. In accordance with Section 251(g) of the DGCL and subject to, and upon the terms and conditions of, this Agreement, Merger Sub shall, at the Effective Date, be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Date, the effects of the Merger shall be as provided in Section 259 of the DGCL.

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     SECTION 1.2. EFFECTIVE DATE. As soon as practicable on or after the date hereof, the parties shall file this Agreement, or a certificate of merger in lieu of filing this Agreement, executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective as of 12:00 a.m. Eastern Time on January 27, 2002 or as the parties shall otherwise agree (such date and time being referred to herein as the "Effective Date").

     SECTION 1.3. CERTIFICATE OF INCORPORATION. From and after the Effective Date, the Company Charter, as in effect immediately prior to the Effective Date, shall be the certificate of incorporation of the Surviving Corporation (the "Surviving Corporation's Charter") until thereafter amended as provided therein or by the DGCL, except as follows:

     (a) Article First thereof shall be amended so as to read in its entirety as follows:

          "First: The name of the corporation (which is herein referred to as the Company") shall be J. C. Penney Corporation, Inc."

     (b) Article Fourth thereof shall be amended so as to read in its entirety as follows:

          "Fourth: The total number of shares of all classes of capital stock which the Company shall have authority to issue is 1,000 shares of Common Stock of 50(cent) par value (hereinafter called Common Stock)."

     (c) A new Article Eleventh shall be added thereto which shall be and read in its entirety as follows:

          "Eleventh. Vote of Stockholders of J. C. Penney Company, Inc. (f/k/a
          J. C. Penney Holdings, Inc.) Required to Approve Certain Actions.

          Any act or transaction by or involving the Company other than the election or removal of directors of the Company that requires for its adoption under the General Corporation Law of the State of Delaware or this Restated Certificate of Incorporation the approval of the stockholders of the Company shall, pursuant to and in accordance with
          Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of J.
          C. Penney Company, Inc. (f/k/a J. C. Penney Holdings, Inc.), a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the General Corporation Law of the State of Delaware or this Restated Certificate of Incorporation, as the case may be."

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     SECTION 1.4. BYLAWS. From and after the Effective Date, the Company Bylaws, as in effect immediately prior to the Effective Date, shall constitute the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

     SECTION 1.5. DIRECTORS. The directors of the Company in office immediately prior to the Effective Date shall be the directors of the Surviving Corporation and will continue to hold office from the Effective Date until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation's Charter and Bylaws, or as otherwise provided by law.

     SECTION 1.6. OFFICERS. The officers comprising the Executive Committee of the Company in office immediately prior to the Effective Date shall be the officers (and Executive Committee) of the Surviving Corporation until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation's Charter and Bylaws, or as otherwise provided by law.

     SECTION 1.7. ADDITIONAL ACTIONS. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful actions as may be necessary, advisable or appropriate in order to effectuate the Merger, which shall include executing and delivering an Assignment and Assumption Agreement (the "Assumption Agreement"), in such form as the Company and Holding determine to be appropriate to evidence the assignment to, and assumption by, Holding of such rights, interests, obligations and liabilities as the Company and Holding determine to be appropriate. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 1.8. CONVERSION OF SECURITIES. At the Effective Date, by virtue of the Merger and without any action on the part of Holding, Merger Sub, the Company or the holder of any of the following securities:

     (a) Conversion of Company Common Stock. Each share of Company Common Stock (or fraction of a share of Company Common Stock) issued and

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outstanding immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share (or equal fraction of a share) of Holding Common Stock.

     (b) Cancellation of Company Common Stock Held as Treasury Stock. Each share of Company Common Stock owned by the Company as treasury stock shall automatically be canceled and retired and cease to exist.

     (c) Conversion of Company Series B Preferred Stock. Each share of Company Series B Preferred Stock (or fraction of a share of Company Series B Preferred Stock) issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share (or equal fraction of a share) of Holding Series B Preferred Stock.

     (d) Conversion of Capital Stock of Merger Sub. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock of 50(cent) par value of the Surviving Corporation.

     (e) Cancellation of Capital Stock of Holding. Each share of Holding Common Stock that is owned by the Company immediately prior to the Merger shall automatically be canceled and retired and shall cease to exist.

     (f) Rights of Certificate Holders. From and after the Effective Date, holders of certificates formerly evidencing Company Common Stock and Company Series B Preferred Stock shall cease to have any rights as stockholders of the Company, except as provided by law; except, however, that such holders shall have the rights set forth in Section 1.9 herein.

     SECTION 1.9. NO SURRENDER OF CERTIFICATES. Until thereafter surrendered for transfer or exchange, each outstanding stock certificate that, immediately prior to the Effective Date, evidenced Company Common Stock or Company Series B Preferred Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of Holding Common Stock or Holding Series B Preferred Stock, as applicable, into which such shares of Company Common Stock or Company Series B Preferred Stock were converted pursuant to the provisions of Section 1.8 herein, unless otherwise determined by the Board of Directors of Holding.

                                   ARTICLE II
                             ACTIONS TO BE TAKEN IN
                           CONNECTION WITH THE MERGER

     SECTION 2.1. COMPANY INDEBTEDNESS. As of the Effective Date, with respect to each indenture or supplemental indenture agreed to by the officers of Holding and the Company, Holding, the Company and the applicable trustee shall execute, acknowledge and deliver a supplemental indenture pursuant to which Holding

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shall become the co-obligor with respect to such supplemental indentures, to the extent such may be deemed necessary or advisable by the Company and Holding.

     SECTION 2.2. ASSUMPTION OF EQUITY COMPENSATION PLANS. Holding and the Company shall, as of the Effective Date, execute, acknowledge and deliver the Assumption Agreement pursuant to which Holding will, from and after the Effective Date, assume and agree to perform all obligations of the Company pursuant to the Equity Compensation Plans of the Company and of any subsidiaries of the Company (the "Equity Compensation Plans") as agreed to by the officers of Holding and the Company. As of the Effective Date, (i) each option to purchase a share of Company Common Stock which has been granted and is then outstanding and unexercised under the Equity Compensation Plans ("Existing Stock Option") shall be converted into an option to purchase one share of Holding Common Stock at the same exercise price, for the same period and subject to substantially the same terms and conditions applicable to the relevant Existing Stock Option ("Substitute Option") and (ii) each restricted stock award which has been granted and is then outstanding, whether vested or unvested, under the Equity Compensation Plans ("Existing Restricted Stock Award") shall be converted into a restricted stock award of shares of Holding Common Stock for the same period and subject to substantially the same terms and conditions applicable to the relevant Existing Restricted Stock Award.

     SECTION 2.3. RESERVATION OF SHARES. On or prior to the Effective Date, Holding will reserve sufficient authorized but unissued shares of Holding Common Stock to provide for the issuance of Holding Common Stock upon (a) the exercise of options or in satisfaction of other benefits payable and outstanding under the Equity Compensation Plans, (b) the conversion of the Holding Series B Preferred Stock and/or (c) the conversion of the Company's 5% Convertible Subordinated Notes Due 2008 and Holding will reserve sufficient authorized but unissued shares of Holding Series A Preferred Stock to be issued pursuant to any stockholder rights plan to be adopted by Holding.

                                   ARTICLE III
                              CONDITIONS OF MERGER

     SECTION 3.1. CONDITIONS PRECEDENT. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto of each of the following conditions:

     (a) Prior to the Effective Date, the Holding Common Stock to be issued pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange (the "NYSE").

     (b) Prior to the Effective Date the board of directors of the Company or a duly authorized committee thereof shall have determined, based on the advice of Jones, Day Reavis & Pogue, special tax counsel to the Company, that, for United States federal

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income tax purposes, no gain or loss will be recognized by the stockholders of the Company as a result of the Merger or the transactions contemplated hereby, and the Company shall have received the opinion of Jones, Day Reavis & Pogue dated the Effective Date to that effect.

     (c) Prior to the Effective Date, no order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

     (d) Prior to the Effective Date, the Company, in its capacity as the sole stockholder of Holding, and Holding, in its capacity as sole stockholder of Merger Sub, shall have approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement.

                                   ARTICLE IV
                                    COVENANTS

     SECTION 4.1. ELECTION OF DIRECTORS. The Company, in its capacity as the sole stockholder of Holding, shall, prior to the Effective Date, elect each person who is then a member of the board of directors of the Company as a director of Holding (and to be the only directors of Holding), each of whom shall serve in accordance with the Holding Charter and the Holding Bylaws.

     SECTION 4.2. EQUITY COMPENSATION PLANS. The Company and Holding shall take or cause to be taken all actions necessary or desirable in order for Holding to assume the Equity Compensation Plans and to assume (or become a participating employer in) each other existing employee benefit plan, trust and agreement of the Company, with or without amendments, or to adopt comparable plans, all to the extent such may be deemed necessary or advisable by the Company and Holding and permitted under applicable law.

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

     SECTION 5.1. TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Date by action of the board of directors of the Company, or a duly authorized committee thereof, Holding or Merger Sub if it is determined that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and none of the Company, Holding or Merger Sub nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

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     SECTION 5.2. AMENDMENTS. This Agreement may be supplemented, amended or modified by the mutual consent of the parties to this Agreement; provided, however, that, any amendment effected subsequent to stockholder approval shall be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

     SECTION 6.1. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

     SECTION 6.2. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

     SECTION 6.3. ENTIRE AGREEMENT. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

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     IN WITNESS WHEREOF, Holdings, Merger Sub and the Company have caused this
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                         J. C. PENNEY COMPANY, INC.



                                         By: /s/ Charles R. Lotter
                                            ------------------------------------
                                               Charles R. Lotter
                                               Executive Vice President,
                                               Secretary and General Counsel


                                         J. C. PENNEY HOLDINGS, INC.


                                         By: /s/ Robert B. Cavanaugh
                                            ------------------------------------
                                               Robert B. Cavanaugh
                                               President


                                         JCP MERGER SUB, INC.


                                         By: /s/ Jeffrey J. Vawrinek
                                            ------------------------------------
                                               Jeffrey J. Vawrinek
                                               Vice President and Secretary

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